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                                                                   EXHIBIT 10(i)
                      AMENDMENT TO DISTRIBUTOR AGREEMENT

     This Amendment to Distributor Agreement (the "Amendment") is made as of March 1, 2000 between (1) CYBEX INTERNATIONAL, INC., a New York corporation ("CYBEX"), (2) FORZA FITNESS EQUIPMENT LTD., a company registered in England with Number 2836238 (the "Distributor"), and (3) THE FORZA GROUP LIMITED, a company registered in England with Number 2768509 ("Forza").

                             PRELIMINARY STATEMENT
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     (A) CYBEX, the Distributor, Forza, and Trotter Inc., a Delaware corporation
("Trotter"), entered into a Distributor Agreement, dated as of June 5, 1997 (the "Distributor Agreement").

     (B) Trotter has subsequently been merged with and into CYBEX.

     (C) CYBEX, the Distributor, and Forza now desire to amend the Distributor Agreement as set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions.  Unless otherwise defined in this Amendment, the
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definitions of capitalized terms used in this Amendment shall be the same as those in the Distributor Agreement.

     2.  Pricing of Strength Products.  Section 7(c)(i) of the Distributor
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Agreement is hereby amended in its entirety as follows:  "Strength Products -
Cost plus 32% thereof."

     3.  Pricing of Cardiovascular Products.  Section 7(c)(iii) of the
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Distributor Agreement is hereby amended in its entirety as follows:
"Cardiovascular Products and the Reactor - 52.5% off the prevailing domestic list price published from time to time by CYBEX (which may include price increases)."

     4.  Cardiovascular Products Growth Incentive.  If the Distributor purchases
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$4,000,000 or more in Cardiovascular Products in any calendar year of the Term following the execution of this Amendment, the Distributor will be entitled to receive from Cybex a payment equal to 2.5% of Cardiovascular Product purchases for that year. This payment will be made within 60 days after the end of the applicable calendar year. Any sales of Products by CYBEX directly to Cybex Direct Accounts within the Territories will not be included in the calculating the Distributor's purchases of Cardiovascular Products for purposes of this Section.
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     5.  Profitability Sharing.  Beginning with the calendar year 2000, CYBEX
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will be entitled to receive from the Distributor within 60 days after the end of each calendar year of the Term during which the aggregate price of Products sold by the Distributor exceeds $7,000,000, a payment equal to (i) 3% of the aggregate price of Products sold by the Distributor during that year for the first $7,000,000 in sales and (ii) 5% of the aggregate price of Products sold by the Distributor during that year for sales in excess of $7,000,000. Any sales of Products by CYBEX directly to Cybex Direct Accounts within the Territories will not be included in calculating the aggregate price of the Distributor's sales for purposes of this Section.

     6.  Information Evaluation.  CYBEX will have the right, as part of its
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Information Evaluation under Section 15(b) of the Distributor Agreement, to inspect the source of any information relating to the Distributor's performance against the criteria set forth in Sections 4 and 5 of this Amendment and to instruct its auditors to produce a report certifying the accuracy of any such information. If such audit reveals any material inaccuracy in such information and such material inaccuracy is confirmed by agreement of, or decision binding on, the parties, the Distributor shall bear the cost of such report. If a material inaccuracy is not shown by such report and confirmed, CYBEX shall bear the cost of such report.

     7.  Marketing Funds.  CYBEX will provide $200,000 in marketing funds in
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each calendar year of the Term following the execution of this Amendment, to be allocated across all Territories pursuant to the marketing plan submitted by CYBEX under Section 5(i) of the Distributor Agreement. CYBEX's provision of these marketing funds will satisfy all its obligations with respect to Cybex-specific marketing programs, including any and all obligations of CYBEX under
Section 5(c) of the Distributor Agreement. CYBEX will pay $50,000 of these marketing funds each quarter, unless otherwise agreed.

     8.  Terms of Sale.  Notwithstanding Section 7(g) of the Distributor
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Agreement, CYBEX will offer the Distributor the opportunity to purchase up to
$400,000 of Products each calendar quarter during the Term to be paid within 90 days of the invoice date therefore (which shall be the date of shipment of the Products); however, the Distributor will only have the right to these terms for as long as the Distributor remains current on all payments due under the Distributor Agreement and this Amendment.

     9.  Effect on Distributor Agreement.  Except as expressly set forth in this
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Amendment, all other terms and provisions of the Distributor Agreement shall remain in full force and effect.

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     AS WITNESS the hands of the duly authorized representatives of the parties the day and year first above written.

                                   CYBEX INTERNATIONAL, INC.

                                   By:
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                                   FORZA FITNESS EQUIPMENT LIMITED

                                   By:
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                                   THE FORZA GROUP LIMITED

                                   By:
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